UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 9, 2006

STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-124394 (Commission File Number)	98-0432892 (IRS Employer Identification No.)
500-1780 Wellington Avenue
Winnipeg, Manitoba, Canada R3H 1B3
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (204) 987-8860
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.
On November 9, 2006, Paul Soubry, Jr. was appointed President and Chief Operating Officer of Standard Aero Holdings, Inc. (the “Company”), effective immediately. In this capacity, Paul will be responsible for all business operations of the Company. Prior to his appointment to this position, Mr. Soubry served as President of the Standard Aero Aviation MRO Services Division.
Mr. Soubry joined Standard Aero Limited in 1985 as manager of Publications. In 1989 Mr. Soubry was appointed Vice-President Sales and Marketing of Standard Aero Limited. Mr. Soubry became President, Standard Aero Canadian Operations in March 2001 and was appointed President, Standard Aero Commercial Aviation Services in January 2004. Effective December 2004, he was appointed President of the Standard Aero Aviation MRO Services Division. He has a Bachelor of Commerce (Honors) degree from the University of Manitoba and has attended the Executive program at Harvard School of Business.
Mr. Soubry’s employment agreements were previously filed as Exhibits 10.7 and 10.8 to the Company’s registration statement on Form S-4, filed on April 28, 2005. The material terms of these employment agreements are included in our Annual Report on Form 10-K for the year ended December 31, 2005, under Item 11, “Executive Compensation — Management Employment Agreements”.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STANDARD AERO HOLDINGS, INC.

Date: November 13, 2006	By:	/s/ Bradley Bertouille
Bradley Bertouille
Chief Financial Officer